    EXHIBIT 9
DIRECTORS AND EXECUTIVE OFFICERS OF STELLANTIS
The following sets forth the name, address, principal occupation/position(s) and citizenship of each director and executive officer of Stellantis, which exercises ultimate control over each of the other Reporting Persons. To the best of the Reporting Persons’ knowledge, none of the persons listed below owns any shares of Common Stock of the Issuer.

Name	Business Address	Occupation/Position(s) with Reporting Person	Citizenship
John Elkann	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Chairman and Executive Director	Italy
Antonio Filosa	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Chief Executive Officer and Executive Director	Italy
Robert Peugeot	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Vice Chairman and Non-Executive Director	France
Henri de Castries	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Senior Independent Director and Non-Executive Director	France
Fiona Clare Cicconi	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Employee Engagement Non-Executive Director	UK – Italy
Nicolas Dufourcq	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Non-Executive Director	France
Juergen Esser	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Non-Executive Director	Germany
Ann Godbehere	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Non-Executive Director	Canada – UK
Claudia Parzani	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Non-Executive Director	Italy
Daniel Ramot	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Non-Executive Director	U.S. – Israel
Benoît Ribadeau-Dumas	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Non-Executive Director	France
Alice Davey Schroeder	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Non-Executive Director	U.S.
Emanuele Cappellano	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Enlarged Europe & European Brands, Stellantis Pro One	Italy
Herlander Zola	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	South America	Brazil
Samir Cherfan	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Middle East & Africa and Micromobility	France
Gregoire Olivier	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	China and Asia Pacific	France
Davide Mele	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Product Planning	Italy
Ned Curic	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Product Development & Technology	U.S.
Sebastien Jacquet	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Quality	France
Monica Genovese	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Purchasing	Italy
Scott Thiele	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Supply Chain	U.S.
Francesco Ciancia	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Manufacturing	Italy
Joao Laranjo	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Chief Financial Officer	Brazil
Xavier Chereau	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Human Resources	France

    EXHIBIT 9

Clara Ingen-Housz	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Corporate Affairs & Communication	France - Netherlands
Ralph Gilles	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Design	U.S.
Giorgio Fossati	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	General Counsel	Italy
Bonnie Van Etten	Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands	Chief Accounting Officer	U.S.